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                                                                  Exhibit 10.120


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                              NON COMPETITION AGREEMENT

                                         FOR

                                     FREDRIC MACK

















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                               NON-COMPETITION AGREEMENT


    THIS NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of December ___, 1997, by and between Fredric Mack, an individual residing at
                                                       (the "F. Mack"), and
Cali Realty Corporation, a Maryland corporation with offices at 11 Commerce Drive, Cranford, New Jersey 07016 ("Cali").

                                   R E C I T A L S

    WHEREAS, the MK Contributors and MK Entities (both as defined in the Contribution and Exchange Agreement between the parties dated September 18,
1997, as amended by that certain First Amendment dated as of December        ,
1997 (as amended, , as amended by that certain First Amendment dated as of
December        , 1997 (as amended, the "Contribution and Exchange Agreement")), each with offices at 370 West Passaic Street, Rochelle Park, New Jersey 07662 and the Patriot Contributors, Patriot Entities (both as defined in the Contribution and Exchange Agreement) and Patriot American Management and Leasing Corporation, each with offices at 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234 (the MK Contributors, the MK Entities, the Patriot Contributors and the Patriot Entities shall collectively be referred to as "Mack") and Cali Realty, L.P., a Delaware limited partnership ("CRLP") and Cali have determined that it is in the best interests of the parties' long term strategic growth to combine their respective properties and related assets; and

    WHEREAS, in order to effectuate this exchange, Mack has agreed to contribute certain properties and partnership, limited liability company and/or other ownership interests to designees of CRLP and to cause certain key executives of Mack to become part of the management of Cali. Mack has also been granted certain rights with respect to appointing members of the Board of Directors of Cali (the "Board") which is the sole general partner of CRLP; and

    WHEREAS, F. Mack participated in the operation of Mack, had a substantial ownership interest, either individually or in the aggregate with other members of the Mack Group (as defined in the Contribution and Exchange Agreement), in Mack and subsequent to the closing of the transactions contemplated by the Contribution and Exchange Agreement (the "Closing") received, either individually or in the aggregate with other members of the Mack Group, a significant block of Units (as defined in the Contribution and Exchange Agreement) in Cali; and

    WHEREAS, Cali or its affiliates are the recipients of some or all of the property and ownership interests, and in connection with the contribution of the



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property and ownership interests to Cali or its affiliates, F. Mack had access to Mack's and Cali's business plans, financial data and other confidential matters; and

    WHEREAS, as a condition of (i) the contribution of the property and ownership interests to Cali or its affiliates and (ii) the receipt of a significant block of Units, F. Mack has agreed to be bound by the non-competition restrictions provided herein; and

    WHEREAS, Cali desires to have F. Mack enter into this Agreement in order to protect Cali from unfair competition, and F. Mack desires to enter into this Agreement based on the significant ownership interest the Mack Group is obtaining in Cali pursuant to the Contribution and Exchange Agreement,

    NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.   NON-COMPETITION.  F. Mack hereby agrees that:

         (a) For the period commencing on the Closing and ending on the later to occur of:

              (i)  three (3) years from the Closing, or

              (ii) Mack's Significant Interest (as defined in the Contribution and Exchange Agreement) is no longer retained by the Mack Group,

F. Mack shall not, directly or indirectly, within the continental United States, engage in, or own, invest in, manage or control any venture or enterprise engaged in any development, acquisition or management activities with respect to office-service, office or flex property without regard to whether or not such activities compete with Cali; provided, however, that in the event that the F. Mack acquires industrial or other property and subsequently determines that the most commercially practicable use for such property is flex, the property may be converted to flex and the prohibitions set forth in this Paragraph 1 shall not apply to such property.

    Nothing herein shall prohibit F. Mack from being a passive owner of not more than (i) five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in real estate which is publicly traded or (ii) twenty (20%) percent of any real estate venture so long as such investment does not exceed $15,000,000 per venture and so long as, in either case, F. Mack has no active participation in the business of such venture,


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corporation or other entity.  Moreover, the foregoing limitations shall not be deemed to restrict or otherwise limit F. Mack from:

              (A) conducting real estate development or management activities with respect to Eliminated Property (as defined in the Contribution and Exchange Agreement) and the properties set forth in Schedule 5.1(r) of the Contribution and Exchange Agreement,

              (B) acquiring and conducting real estate development, acquisition or management activities with respect to properties which may be purchased by the Director pursuant to Section 27 of the Contribution and Exchange Agreement.

         (b) If, at the time of enforcement of this Paragraph 1, a court of competent jurisdiction shall hold that the duration, scope, area or other restriction stated herein is unreasonable, the parties hereto agree that without further action by the parties hereto the maximum duration, scope, area or other restriction may be substituted by such court for the stated duration, scope, area or other restriction.

         (c) For purposes of this Agreement, Cali shall be deemed to include any entity which is controlled, directly or indirectly, by Cali and any entity of which a majority of the economic interest is owned, directly or indirectly, by Cali.

    2. REMEDIES. The parties hereto agree that Cali would suffer irreparable harm from a breach by F. Mack of any of the covenants or agreements contained herein. Therefore, in the event of the actual or threatened breach by F. Mack of any of the provisions of this Agreement, Cali may, in addition and supplementary to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof.

    3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    4. MODIFICATION OR WAIVER. No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provisions or terms of this Agreement. No delay on the part of Cali or F. Mack in


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the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Cali or F. Mack of any such right or remedy shall preclude other or further exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

    5. NOTICES. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or delivered by a recognized delivery service or mailed, postage prepaid, by express, certified or registered mail, return receipt requested, and addressed to Cali or F. Mack, as applicable, at the address set forth above (or to such other address as shall have been previously or may subsequently be provided in accordance with this section).

    6. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law thereunder.

    7. SEVERABILITY. Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then, subject to the provisions of Paragraph 1 (b) above, such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

    8. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which when taken together shall constitute one and the same Agreement.

    9. HEADINGS. The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

    10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.


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    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                       CALI REALTY CORPORATION



                                       ---------------------------------
                                       By:
                                       Title:


                                       FREDRIC MACK


                                       ---------------------------------
                                       Name:














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